Exhibit 99.1

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Shareholders

Gateway Bancorp

We have audited the accompanying consolidated balance sheets of Gateway Bancorp and subsidiary (collectively, the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive (loss) income, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

As more fully described in Note 1 to the accompanying financial statements, in December 2009 Gateway Business Bank (the “Bank”), a wholly owned subsidiary of Gateway Bancorp, entered into a formal supervisory agreement (commonly referred to as a “Consent Order” or the “Order”) with its regulators. The Order is a formal corrective action pursuant to which the Bank has agreed to address specific areas through the adoption and implementation of procedures, plans and policies designed to enhance the safety and soundness of the Bank. The Order specifies certain timeframes for meeting these requirements, and the Bank must furnish periodic progress reports to the Federal Deposit Insurance Corporation and the California Department of Financial Institutions regarding its compliance with the Order. The Order will remain in effect until modified or terminated by the Company’s regulators. Management cannot predict the future impact of the Order upon the Company’s business, financial condition or results of operations, and there can be no assurance when or if the Bank will be in compliance with the Order, or whether the regulators will take further action against the Company and/or the Bank. The accompanying financial statements do not reflect the impact of this uncertainty.

Newport Beach, California

March 30, 2012

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Certified Public Accountants & Financial Advisors, Serving Clients Since 1951

4100 Newport Place Drive, Third Floor | Newport Beach, CA 92660      Tel: 949-222-2999 | Fax: 949-222-2989

Encino        Los Angeles        Newport Beach        San Diego        Cayman Islands

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2011 and 2010

	2011	2010

ASSETS

Cash	$2,158,543	$1,821,001
Interest bearing deposits with financial institutions	49,147,108	61,607,911

Cash and cash equivalents	51,305,651	63,428,912

Securities held-to-maturity (fair value of $87,908 and $106,654, respectively)	77,991	96,235
Securities available-for-sale (at fair value)	79,680	90,885
Loans held for sale (at fair value)	73,267,106	41,414,437
Loans held for investment, net	67,700,154	82,781,959
Servicing rights, net	757,295	578,577
Premises and equipment, net	846,759	666,690
Accrued interest receivable	371,083	546,529
Other real estate owned	2,831,400	2,161,054
Federal Home Loan Bank stock (at cost)	697,100	689,400
Deferred income taxes	—	3,278,122
Intangible assets	—	525,449
Other assets	3,623,610	1,930,873

Total assets	$201,557,829	$198,189,122

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Deposits	$173,243,121	$163,790,606
Accounts payable and accrued liabilities	6,559,933	4,429,516
Income taxes payable	7,730	5,531
Accrued interest payable	49,314	70,911

Total liabilities	179,860,098	168,296,564

Commitments and Contingencies (Note 14)

Stockholders’ Equity
Common stock, no par value; 1,000,000 shares authorized; 9,999 shares issued and outstanding	20,662,476	20,662,476
Retained earnings	1,035,255	9,291,246
Accumulated other comprehensive loss	—	(61,164)

Total stockholders’ equity	21,697,731	29,892,558

Total liabilities and stockholders’ equity	$201,557,829	$198,189,122

Page 2	The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2011 and 2010

	2011	2010

INTEREST INCOME
Loans	$6,565,166	$8,004,831
Federal funds sold and investments	147,025	128,864

Total interest income	6,712,191	8,133,695

INTEREST EXPENSE
Deposits	1,633,825	2,450,810
Borrowings	—	985

Total interest expense	1,633,825	2,451,795

NET INTEREST INCOME	5,078,366	5,681,900

PROVISION (RECOVERY) FOR LOAN LOSSES	(819,392)	2,775,000

NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR LOAN LOSSES	5,897,758	2,906,900

NONINTEREST INCOME
Net gain on sale of loans	27,156,351	34,287,382
Fair value adjustment on loans held for sale	307,268	492,097
Loan servicing income (loss)	(51,341)	288,204
Service charges and miscellaneous fees	164,223	213,620
Loss on sale of other real estate owned	(318,811)	(1,026,339)
Other	25,170	35,449

Total noninterest income	27,282,860	34,290,413

NONINTEREST EXPENSE
Salaries and employee benefits	22,960,742	22,392,318
Occupancy and equipment	3,097,626	3,109,969
Professional fees	2,923,667	2,605,087
Office	1,477,670	1,429,510
Marketing and promotional	1,732,690	1,336,752
Data processing	773,099	813,932
Provision for other real estate owned	689,926	670,634
FDIC/DFI assessments	427,330	520,724
Loan expenses	1,211,065	1,168,424
Credit report fees	589,948	459,112
Amortization of mortgage servicing rights	33,635	56,320
Other	2,223,322	1,672,707

Total noninterest expense	38,140,720	36,235,489

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(4,960,102)	961,824

PROVISION FOR INCOME TAXES	3,295,889	691,654

NET (LOSS) INCOME	$(8,255,991)	$270,170

BASIC AND DILUTED (LOSS) EARNINGS PER SHARE	$(825.68)	$27.02

Page 3	The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

For the Years Ended December 31, 2011 and 2010

	2011	2010

NET (LOSS) INCOME	$(8,255,991)	$270,170

OTHER COMPREHENSIVE LOSS, net of tax
Unrealized loss on securities available-for-sale, net of taxes of $0 in 2011 and $27,217 in 2010	—	(37,523)

COMPREHENSIVE (LOSS) INCOME	$(8,255,991)	$232,647

Page 4	The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2011 and 2010

	Common Stock		Retained Earnings	Accumulated Other Comprehensive Loss	Total
	Shares	Amount

BALANCE – January 1, 2010	9,999	$20,662,476	$9,021,076	$(23,641)	$29,659,911

Other comprehensive loss – unrealized loss on securities available-for-sale	—	—	—	(37,523)	(37,523)
Net income	—	—	270,170	—	270,170

BALANCE – December 31, 2010	9,999	20,662,476	9,291,246	(61,164)	29,892,558

Other comprehensive loss – impairment loss on securities available-for-sale	—	—	—	61,164	61,164
Net loss	—	—	(8,255,991)	—	(8,255,991)

BALANCE – December 31, 2011	9,999	$20,662,476	$1,035,255	$—	$21,697,731

Page 5	The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2011 and 2010

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(8,255,991)	$270,170
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Gain on sale of loans held for sale	(27,156,351)	(34,287,382)
Depreciation and amortization	260,319	306,536
Provision for loan losses	(819,392)	2,775,000
Fair value adjustments on loans held for sale	(307,268)	(492,097)
Origination of loans held for sale	(754,451,470)	(867,841,397)
Proceeds from sale of loans held for sale	750,062,420	900,837,324
Loss on sale of other real estate owned	318,811	1,026,339
Provision for other real estate owned	689,926	670,634
Impairment/loss on disposal of fixed assets and intangibles	461,915	44,500
Fair value adjustments of mortgage servicing rights	(178,718)	(53,027)
Changes in operating assets and liabilities:
Accrued interest receivable	175,446	56,196
Other assets	(1,620,364)	(414,177)
Income taxes payable	2,199	4,510,528
Deferred income taxes	3,278,122	(86,358)
Accounts payable and accrued liabilities	2,130,413	(959,919)
Accrued interest payable	(21,597)	(63,591)

Net cash (used in) provided by operating activities	(35,431,580)	6,299,279

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities and principle paydowns on securities held-to-maturity	18,244	24,316
Net change in loans held for investment	9,977,061	11,860,232
Purchases of premises and equipment	(376,854)	(62,682)
Proceeds from sale of property and equipment	—	8,500
Proceeds from recovery of loans previously charged off	1,574,305	946,310
(Redemption) purchase of Federal Home Loan Bank stock	(7,700)	86,200
Proceeds from sale of other real estate owned	2,670,748	6,160,056

Net cash provided by investing activities	13,855,804	19,022,932

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in noninterest bearing deposits	1,555,974	(502,768)
Net increase (decrease) in interest bearing deposits	7,896,541	(17,986,859)

Net cash provided by (used in) financing activities	9,452,515	(18,489,627)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(12,123,261)	6,832,584

CASH AND CASH EQUIVALENTS – beginning of year	63,428,912	56,596,328

CASH AND CASH EQUIVALENTS – end of year	$51,305,651	$63,428,912

(continued)

Page 6	The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2011 and 2010

	2011	2010

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid during the year for:
Interest on deposits and other borrowings	$1,586,120	$2,246,382

Income taxes	$14,914	$7,207

Noncash transactions:
Transfer of loans to other real estate owned	$4,349,832	$1,550,638

Page 7	The accompanying notes are an integral part of these financial statements.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

1. ORGANIZATION AND REGULATORY MATTERS

Organization

Gateway Bancorp is a bank holding company organized and incorporated in the state of California (the “Holding Company”). The Holding Company was formed in 2001 for the purpose of acquiring Gateway Business Bank (“Gateway” or the “Bank”), formerly known as Bank of Lakewood, and Mission Hills Mortgage Corporation (“MHMC”). MHMC operated as a subsidiary of the Bank until they merged in October 2002. MHMC now operates as a division of Gateway under the name of Mission Hills Mortgage Bankers (the “Mortgage Division”).

The Bank is chartered by the California Department of Financial Institutions (“DFI”). In addition, its customers’ deposit accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to the maximum amount allowed by federal regulations. The Bank provides a full range of banking services to small and medium–size businesses, professionals, and the public throughout Los Angeles and Orange County and is subject to competition from other financial institutions. The operating results of the Bank may be significantly affected by changes in market interest rates and by fluctuations in real estate values in the Bank’s primary service areas. The Bank is regulated by the DFI and FDIC and undergoes periodic examinations by those regulatory authorities. The Bank operates three commercial banking branches and approximately twenty-three loan production branches in its Mortgage Division throughout California, Oregon, Washington and Arizona.

Consent Order

On December 3, 2009, the members of the Board of Directors (“Board”) of Gateway agreed to the issuance of a consent order from the FDIC and the DFI. The Order is a formal corrective action pursuant to which the Bank has agreed to address specific areas through the adoption and implementation of procedures, plans and policies designed to enhance the safety and soundness of the Bank. These affirmative actions include management assessment, increased Board participation, implementation of plans to address capital, disposition of assets, allowance for loan losses, reduction in the level of classified and delinquent loans, profitability, strategic planning, liquidity and funds management, and sensitivity to market risk. In addition, the Bank is required to maintain specified capital levels, notify the FDIC and the DFI of director and management changes and obtain prior approval of dividend payments. The Order specifies certain timeframes for meeting these requirements, and the Bank must furnish periodic progress reports to the FDIC and DFI regarding its compliance with the Order. The Order will remain in effect until modified or terminated by the FDIC and the DFI.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared using accounting principles generally accepted in the U.S. (“GAAP”) and include the accounts of Gateway Bancorp and its wholly owned subsidiary, Gateway Business Bank, collectively referred to herein as the “Company”. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the accompanying consolidated financial statements requires management to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Significant items subject to such estimates and assumptions include valuation of allowances for loans receivable, impairment estimates on mortgage servicing rights, loans held for sale and investment securities, fair values of derivative instruments, estimated losses related to mortgage loan repurchase obligations and valuation allowance estimates for deferred income taxes. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include cash on hand and amounts due from banks, federal funds sold and excess balances held at the Federal Reserve. Generally, federal funds and excess deposits at the Federal Reserve are purchased and sold for a one-day period.

Interest-Bearing Deposits with Financial Institutions

Interest-bearing deposits with financial institutions mature within one year or have no stated maturity date and are carried at cost.

Securities Held-to-Maturity

Securities that the Bank has both the ability and intent to hold to maturity are classified as “held-to-maturity.” These securities are carried at cost and adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to income over the period to maturity. Other-than-temporary impairment on securities held-to-maturity relating to credit losses are recorded in the statement of operations. The Company does not hold any securities classified as “trading”.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Securities Available-for-Sale

Securities classified as “available-for-sale” are carried at fair value. Unrealized holding gains and losses are excluded from operations and reported as a separate component of stockholders’ equity as accumulated other comprehensive income (loss) net of income taxes, unless the security is deemed other than temporarily impaired. If the security is determined to be other than temporarily impaired, the amount of the impairment is charged to operations. Realized gains and losses on the sale of securities available-for-sale are reflected in operations and determined using the specific-identification method.

Federal Home Loan Bank Stock

The Bank’s investment in Federal Home Loan Bank stock represents equity interest in the Federal Home Loan Bank and the Federal Reserve Bank, respectively. The investments are recorded at cost.

Loans Held-For-Sale

The Bank has elected to measure its residential mortgage loans held for sale at fair value, with changes in fair value during the period reflected in operations. Origination fees and costs are recognized in earnings at the time of origination for newly originated loans held for sale.

All of the Bank’s loans held for sale are GSE or Government-eligible at December 31, 2011 and 2010. These loans have reliable market price information and the fair value of these loans at December 31, 2011 and 2010 was based on quoted market prices of similar assets and included the value of loan servicing.

In scenarios of market disruptions where the current secondary market prices generally relied on to value, GSE-eligible mortgage loans may not be readily available. In these circumstances, the Company may consider other factors, including: 1) quoted market prices for to-be-announced securities (for agency-eligible loans); 2) recent transaction settlements or traded but unsettled transactions for similar assets; 3) recent third party market transactions for similar assets; and 4) modeled valuations using assumptions the Bank believes would be used by market participants in estimating fair value (assumptions may include prepayment rates, interest rates, volatilities, mortgage spreads and projected loss rates).

Adjustments to reflect unrealized gains and losses resulting from changes in fair value and realized gains and losses upon ultimate sale of the loans are classified as noninterest income in the accompanying statements of operations.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans and Allowance for Loan Losses

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances, adjusted for the allowance for loan losses and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance, except where reasonable doubt exists as to collectability, in which case accrual of interest is discontinued and the loan is placed on nonaccrual status. Loans are placed on nonaccrual status when, in management’s opinion, such principal or interest will not be collectible in accordance with the contractual terms of the loan agreement.

Loans with principal or interest that is 90 days or more past due are placed on nonaccrual status. Management may elect to continue the accrual of interest when the estimated net realizable value of the collateral is sufficient to recover both principal and accrued interest balances and such balances are in the process of collection. Generally, interest payments received on nonaccrual loans are applied to principal. Once all principal has been received, additional interest payments are recognized as interest income on a cash basis. Loan origination fees, net of certain direct origination costs, are deferred and recognized, adjusted for actual prepayments, as an adjustment of the related loan yield using the effective interest method.

The allowance for loan losses is maintained at an amount management deems adequate to cover losses inherent in the loan portfolio at the balance sheet date. The allowance for loan losses is established through a provision for loan losses charged to operations. Loan losses are charged against the allowance for loan losses when management believes that the collection of the carrying amount is unlikely. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and value of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not considered impaired. Management determines the significance of payment delays

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans and Allowance for Loan Losses (continued)

and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and real estate loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Cash receipts on impaired loans not performing according to contractual terms are generally used to reduce the carrying amount of the loan, unless the Company believes it will recover the remaining principal balance of the loan. Impairment losses are included in the allowance for loan losses through a charge to provision for loan losses.

Upon disposition of an impaired loan, loss of principal, if any, is recorded through a charge off to the allowance for loan losses. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer loans for impairment disclosures.

Accounting for Derivative Instruments and Hedging Activities

The Company records its derivative instruments at fair value as either assets or liabilities in the accompanying consolidated balance sheets. Change in derivative instruments fair value is recorded in current earnings.

The Company enters into commitments to originate mortgage loans whereby the interest rate on the loan is set prior to funding (interest rate lock commitments). Interest rate lock commitments on mortgage loans (“loan commitments”) that are intended to be sold are considered derivatives and are recorded at fair value on the balance sheet with the change in fair value recorded in the consolidated statement of operations.

Unlike most other derivative instruments, there is no active market for the loan commitments that can be used to determine their fair value. The Bank has developed a method for estimating the fair value of loan commitments that are considered derivatives by calculating the change in market value from a commitment date to a measurement date based upon changes in applicable interest rates during the period, adjusted for a fallout factor.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting for Derivative Instruments and Hedging Activities (continued)

The Bank hedges the risk of the overall change in the fair value of loan commitments to borrowers by selling forward contracts on securities of GSE. Forward contracts on securities are considered derivative instruments. The Bank has not formally designated these derivatives as a qualifying hedge relationship and accordingly, accounts for such forward contracts as freestanding derivatives with changes in fair value recorded to earnings each period.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization, which is charged to expense on a straight-line basis over the estimated useful lives of the assets or, in the case of leasehold improvements, over the term of the leases, whichever is shorter. Maintenance and repairs are charged directly to expense as incurred. Improvements to premises and equipment that extend the useful lives of the assets are capitalized.

When assets are disposed of, the applicable costs and accumulated depreciation thereon, are removed from the accounts and any resulting gain or loss is included in current operations. Depreciation and amortization periods are based on the following estimated useful lives:

Lives

Furniture and equipment	Three to ten years
Computers and equipment	Three years
Leasehold improvements	Lesser of the lease term or estimated useful life

Other Real Estate Owned

Other real estate owned (“OREO”), which represents real estate acquired through foreclosure in satisfaction of commercial and residential real estate loans, is initially recorded at fair value less estimated selling costs of the real estate. Loan balances in excess of the fair value of the real estate acquired at the date of acquisition are charged to the allowance for loan losses. Any subsequent decline in the net realizable value of OREO is recognized as a charge to operations and a corresponding increase to the valuation allowance of OREO. Gains and losses from sales and net operating expenses of OREO are included in current operations.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Deferred income taxes and liabilities are determined using the asset and liability method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. Deferred tax assets are recognized for temporary differences that will result in deductible amounts in future years and for tax carry forwards if, in the opinion of management, it is more likely than not that the deferred tax assets will be recovered.

In July 2006, the FASB issued ASC 740-10, Accounting for Uncertainty in Income Taxes—An Interpretation of ASC 740 (“ASC 740-10”). ASC 740-10 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, it provides guidance on the measurement, derecognition, classification and disclosure of tax positions, as well as the accounting for related interest and penalties.

In September 2009, FASB issued an amendment to ASC 740, Accounting Standard Update (“ASU”) 2009-06 providing guidance on accounting for uncertainty in income taxes and disclosure requirement for nonpublic entities. ASU 2009-06 requires disclosure of unrecognized tax benefit pursuant to ASC 740-10-50 for nonpublic entities whose fiscal year begins after December 15, 2008. On January 1, 2009, the Company adopted ASC 740 and recorded a $487,426 increase to retained earnings on January 1, 2009. As of December 31, 2011 and 2010, the unrecognized tax benefit is $0 and $9,946, respectively.

The Company will recognize interest and penalties related to unrecognized tax benefits and penalties as income tax expense. As of December 31, 2011 and 2010, the Company has not recognized liabilities for penalty and interest as interest and penalty related to unrecognized tax benefit is not material to the consolidated financial statements.

The Company estimates that its position with respect to the unrecognized tax benefit will not change significantly within the next twelve months.

Servicing Rights

A servicing asset or liability is recognized when undertaking an obligation to service a financial asset under a servicing contract in certain situations, including a transfer of the servicer’s financial assets that meet the requirements for sale accounting. Such servicing asset or liability is initially measured at fair value with the option to either: (1) carry the mortgage servicing rights at fair value with changes in fair value recognized in current period earnings; or (2) recognizing periodic amortization expense and assess the mortgage servicing rights for impairment as prescribed by Financial Accounting

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Servicing Rights (continued)

Standards Board Accounting Standards Codification 860-50-35. For other servicing assets related to SBA servicing, the Bank records periodic amortization expense and assesses mortgage servicing rights for impairment.

Servicing Rights Related to Small Business Administration Loans

As a general course of business, the Bank originates and sells the guaranteed portion of its SBA loans. To calculate the gain (loss) on sale of loans, the Bank’s investment in the loan is allocated among the retained portion of the loan, the servicing retained, the interest-only strip and the sold portion of the loan, based on the relative fair market value of each portion. The gain (loss) on the sold portion of the loan is recognized at the time of sale based on the difference between sale proceeds and the allocated investment.

The portion of the servicing fees that represent contractually specified servicing fees (contractual servicing) is reflected as a servicing asset and is amortized over the estimated life of the servicing; in the event future prepayments exceed management’s estimates and future expected cash flows are inadequate to cover the servicing asset, impairment is recognized. The portion of servicing fees in excess of contractual servicing fees are reflected as interest-only (I/O) strips receivable, which is included in other assets on the accompanying consolidated balance sheets. The I/O strips receivable are treated like “available-for-sale” securities, and are carried at fair value, with unrealized gains and losses excluded from earnings but recorded as a separate component of equity (accumulated other comprehensive income/loss). Unrealized gains or losses were not significant at December 31, 2011 and 2010.

Intangible Assets

Goodwill and other intangible assets with indefinite useful lives are not amortized, but are reviewed annually for impairment or more frequently if impairment indicators arise. Separable intangible assets that have finite lives are amortized over their useful lives. Intangible assets are comprised of core deposit premiums and goodwill. Core deposit premiums are amortized over ten years. Based on the annual impairment analysis of goodwill performed as of December 31, 2011, the Bank determined that the goodwill was impaired and the Bank wrote-off the entire balance of goodwill and core deposit premiums. The impairment decision was based on a pending sale transaction to sell the Bank at a price that is below its stockholders’ equity (net assets).

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive (Loss) Income

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income (loss) and other comprehensive income (loss) are reported, net of their related tax effect, to arrive at comprehensive income (loss). The Company’s primary source of other comprehensive income (loss) is the change in fair value of interest-only strips on SBA loans and available-for-sale investment securities.

(Loss) Earnings Per Common Share

Basic (loss) earnings per common share is net income (loss) available to common shareholders divided by the weighted average to common shares outstanding during the period. Diluted earnings (loss) per common share includes the dilutive effect of additional potential common shares issuable under stock options and stock awards. The Company has no outstanding stock options and stock awards.

Fair Value Measurements

GAAP establishes a common definition of fair value and a framework for measuring fair value, along with expanding disclosures about fair value measurements to eliminate differences in current practice that exist in measuring fair value under the existing accounting standards. The definition of fair value retains the notion of exchange price; however, it focuses on the price that would be received to sell the asset or paid to transfer the liability (i.e., an exit price), rather than the price that would be paid to acquire the asset or received to assume the liability (i.e., an entry price). Under GAAP, a fair value measure should reflect all of the assumptions that market participants would use in pricing the asset or liability, including assumptions about the risk inherent in a particular valuation technique, the effect of a restriction on the sale or use of an asset, and the risk of nonperformance. To increase consistency and comparability in fair value measures, GAAP establishes a three-level fair value hierarchy to prioritize the inputs used in valuation techniques between observable inputs that reflect quoted prices in active markets, inputs other than quoted prices with observable market data, and unobservable data (e.g., a company’s own data). GAAP requires disclosures detailing the extent to which companies’ measure assets and liabilities at fair value, the methods and assumptions used to measure fair value, and the effect of fair value measurements on earnings.

Fair Value Option

GAAP permits companies to elect on an instrument-by-instrument basis, the option to present financial assets and financial liabilities at fair value with changes in fair value recognized in earnings as they occur. This fair value option was effective January 1, 2008 for calendar year companies.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reclassifications

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation. These reclassifications had no effect on stockholders’ equity or reported net income (loss).

Recently Issued Accounting Pronouncements

In April 2011, the FASB issued ASU No. 2011-02 Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring (“ASU 2011-02”). ASU 2011-02 provides creditors with additional guidance in determining whether a restructuring constitutes a troubled debt restructuring by concluding that both the following conditions exist (1) a creditor has granted a concession, and (2) the borrower is experiencing financial difficulties. Additionally, ASU 2011-02 ends the FASB’s deferral of the additional disclosures about troubled debt restructurings as required by ASU No. 2010-20 Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. ASU 2011-02 is effective for the first interim or annual period beginning on or after June 15, 2011, and is required to be applied retrospectively to the beginning of the annual period of adoption. The adoption of ASU 2011-02 did not have a significant impact on its consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. This ASU converges fair value measurement and disclosure guidance in U.S. GAAP with the guidance concurrently issued by the International Accounting Standards Board. While the amendments in ASU 2011-04 do not modify the requirements for when fair value measurements apply, they do generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement. This ASU is effective for interim and annual periods beginning after December 15, 2011 and should be applied prospectively. Early adoption is not permitted. ASU 2011-04 may increase the Company’s disclosures related to fair value measurements, but will not have an effect on the Company’s consolidated financial statements.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

3. SECURITIES

The following is a summary of securities held-to-maturity and a comparison of amortized cost, estimated fair values, gross unrealized gains and losses at December 31, 2011 and 2010.

	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
2011:
U.S. Agency and Mortgage Backed Securities	$77,991	$9,917	$—	$87,908

	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
2010:
U.S. Agency and Mortgage Backed Securities	$96,235	$10,419	$—	$106,654

The amortized cost and estimated fair value of securities held-to-maturity at December 31, 2011 and 2010, by contractual maturity, are shown below:

	2011		2010
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

Over five years	$77,991	$87,908	$96,235	$106,654

At December 31, 2011 and 2010, the Bank did not have any securities held-to-maturity in a gross unrealized loss position.

Management evaluates securities or other-than-temporary impairment on a periodic basis, and more frequently when economic or market conditions warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuers, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

3. SECURITIES (continued)

The Company holds an investment in common stock in a community bank, and is classified as securities available-for-sale in the consolidated balance sheets. The following is a summary of securities available-for-sale and a comparison of their carrying value, estimated fair values, and gross unrealized gains and losses at December 31, 2011 and 2010:

December 31, 2011:

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Equity securities (common stock)	$79,680	$—	$—	$79,680

In 2011, the Company deemed these securities impaired resulting in a loss of $61,164 realized in the consolidated statement of operations and a corresponding decrease in unrealized losses reflected in other comprehensive loss.

December 31, 2010:

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Equity securities (common stock)	$186,750	$—	$(95,865)	$90,885

There were no sales or purchases of securities available-for-sale during 2011 and 2010.

4. LOANS AND ALLOWANCE FOR LOAN LOSSES

The loan portfolios consisted of the following at December 31, 2011 and 2010:

	2011		2010
	Amount	Percent	Amount	Percent

Commercial and Industrial Loans	$18,325,077	26.0%	$23,032,850	26.6%
SBA Loans	21,829,248	30.9%	24,840,177	28.7%
Commercial Real Estate Line of Credit	2,784,586	3.9%	1,916,705	2.2%
Commercial Real Estate	9,989,793	14.1%	7,152,048	8.3%
Construction – Residential	11,961,063	16.9%	26,009,300	30.0%
Construction – Land development loans	3,069,179	4.3%	530,000	0.6%
Real estate loans	2,724,565	3.9%	3,116,697	3.6%

Gross loans	70,683,511	100.0%	86,597,777	100.0%

Deferred fee (income) costs, net	(75,237)		(82,692)
Allowance for loan losses	(2,908,120)		(3,733,126)

Loans, net	$67,700,154		$82,781,959

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Allowance for Loan Losses

The Bank employs a documented and systematic methodology in estimating the adequacy of its allowance for loan losses, which assesses the risk of losses inherent in the portfolio, and represents the Bank’s estimate of probable inherent losses in the loan portfolio as of the date of the financial statements. Establishment of the allowance for loan losses involves estimating losses for individual loans that have been deemed impaired and for groups of loans that are evaluated collectively. Reviews are performed to determine allowances for loans that have been individually evaluated and identified as loans that have probable losses; reserve requirements are attributable to specific weaknesses evidenced by various factors such as deterioration in the quality of the collateral securing the loan, payment delinquency or other events of default. Performing loans that currently exhibit no significant identifiable weaknesses or impairment are evaluated on a collective basis. On a quarterly basis, we utilize a classification (Pass, Special Mention, Substandard, or Doubtful) migration model and individual loan analysis tools as starting points for determining the adequacy of the allowance for homogenous pools of loans that are not subject to specific reserve allocations. Our loss migration analysis tracks a certain number of quarters of loan loss history and industry loss factors to determine historical losses by classification category for each loan type, except certain consumer loans. We then apply these calculated loss factors, together with a qualitative factor based on external economic factors and internal assessments, to the outstanding loan balances in each homogenous group of loans, and then, using our internal credit quality grading parameters, we grade the loans as “Pass,” “Special Mention,” “Substandard” or “Doubtful”. We also conduct individual loan review analysis, as part of the allowance for loan losses allocation process, applying specific monitoring policies and procedures in analyzing the existing loan portfolios.

The allowance for loan losses methodology incorporates management’s judgment concerning the expected effects of current economic events and trends on portfolio performance, as well as the impact of concentration factors (such as property types, geographic regions and loan sizes). While the Bank’s methodology utilizes historical and other objective information, the establishment of the allowance for loan losses is to a significant extent based upon the judgment and experience of the Bank’s management. The Bank believes that the allowance for loan losses is appropriate to cover inherent losses embedded in the loan portfolio; however, future changes in circumstances, economic conditions or other factors, including the effect of the Bank’s various loan concentrations, could cause the Bank to increase or decrease the allowance for loan losses as necessary.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Allowance for Loan Losses (continued)

Set forth below is a summary of the Bank’s activity in the allowance for loan losses as of December 31, 2011 and 2010:

	2011	2010

Beginning balance	$3,733,126	$3,427,093
Provision (recovery) for loan losses	(819,392)	2,775,000
Charge-offs	(1,579,919)	(3,415,277)
Recoveries	1,574,305	946,310

	$2,908,120	$3,733,126

Set forth below is information regarding loan balances and the related allowance for loan losses, by portfolio type for the year ended December 31, 2011 and 2010:

December 31, 2011

	Commercial and Industrial Loans	SBA Loans	Commercial Real Estate	Commercial Real Estate Line of Credit	Construction and Land Development Loans	Residential Real Estate Loans	Total
Allowance for loan losses:
Balance at beginning of year	$1,054,126	$1,064,000	$281,000	$120,000	$1,086,000	$128,000	$3,733,126
Charge offs	(878,154)	(411,357)	—	—	—	(290,408)	(1,579,919)
Recoveries	1,249,611	244,542	—	—	80,152	—	1,574,305
Provision	(96,224)	(249,886)	263,190	(79,359)	(883,526)	226,413	(819,392)

Balance at end of year	$1,329,359	$647,299	$544,190	$40,641	$282,626	$64,005	$2,908,120

Allowance balance at end of year related to:
Loans individually evaluated for impairment	$12,740	$26,064	$251,160	$—	$—	$15,034	$304,998

Loans collectively evaluated for impairment	$1,316,619	$621,235	$293,030	$40,641	$282,626	$48,971	$2,603,122

Loans Balance at end of year:
Loans individually evaluated for impairment	$1,420,572	$3,321,523	$3,275,500	$—	$345,000	$225,784	$8,588,379
Loans collectively evaluated for impairment	16,904,505	18,507,725	6,714,293	2,784,586	14,685,242	2,498,781	62,095,132

Ending balance	$18,325,077	$21,829,248	$9,989,793	$2,784,586	$15,030,242	$2,724,565	$70,683,511

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Allowance for Loan Losses (continued)

December 31, 2010:

	Commercial and Industrial Loans	SBA Loans	Commercial Real Estate	Commercial Real Estate Line of Credit	Construction and Land Development Loans	Residential Real Estate Loans	Total

Allowance for loan losses:
Balance at beginning of year	$846,093	$1,132,000	$21,000	$134,000	$1,159,000	$135,000	$3,427,093
Charge offs	(845,863)	(1,114,123)	—	—	(1,370,553)	(84,738)	(3,415,277)
Recoveries	184,223	186,898	—	—	575,000	189	946,310
Provision	869,673	859,225	260,000	(14,000)	722,553	77,549	2,775,000

Balance at end of year	$1,054,126	$1,064,000	$281,000	$120,000	$1,086,000	$128,000	$3,733,126

Allowance balance at end of year related to:
Loans individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—

Loans collectively evaluated for impairment	$1,054,126	$1,064,000	$281,000	$120,000	$1,086,000	$128,000	$3,733,126

Loans Balance at end of year:
Loans individually evaluated for impairment	$4,306,344	$4,747,521	$775,900	$591,705	$784,979	$680,015	$11,886,464
Loans collectively evaluated for impairment	18,726,506	20,092,655	6,376,148	1,325,000	25,754,322	2,436,682	74,711,313

Ending balance	$23,032,850	$24,840,176	$7,152,048	$1,916,705	$26,539,301	$3,116,697	$86,597,777

Credit Quality

The quality of the loans in the Company’s loan portfolio is assessed as a function of net credit losses, levels of nonperforming assets and delinquencies as defined by the Company’s overall credit risk management process and its evaluation of the adequacy of the allowance for loan losses.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Credit Quality (continued)

The following table provides a summary of the delinquency status of the Bank’s loans by portfolio type for the year ended December 31, 2011.

	Past Due 30-59 Days	Past Due 60-89 Days	Greater than 90 Days Past Due	Total Past Due	Current	Total	Loans Past Due >90 and Accruing
Commercial and Industrial	$813,007	$—	$—	$813,007	$17,512,070	$18,325,077	$—
SBA Loans	695,376	977,022	771,744	2,444,142	19,385,106	21,829,248	131,751
Commercial Real Estate	2,500,164	—	—	2,500,164	7,489,629	9,989,793	—
Commercial Real Estate Line of Credit	—	—	—	—	2,784,586	2,784,586	—
Construction and Land Development Loans	166,633	—	345,000	511,633	14,518,609	15,030,242	—
Real Estate Loans – One to Four Family	312,772	—	98,385	411,157	2,313,408	2,724,565	—

Total	$4,487,952	$977,022	$1,215,129	$6,680,103	$64,003,408	$70,683,511	$131,751

The following table provides a summary of the delinquency status of the Bank’s loans by portfolio type for the year ended December 31, 2010.

	Past Due 30-59 Days	Past Due 60-89 Days	Greater than 90 Days Past Due	Total Past Due	Current	Total	Loans Past Due >90 and Accruing
Commercial and Industrial	$575,424	$1,274,251	$696,260	$2,545,935	$20,486,915	$23,032,850	$—
SBA Loans	1,111,782	279,039	2,201,427	3,592,248	21,247,928	24,840,176	358,876
Commercial Real Estate	—	—	—	—	7,152,048	7,152,048	—
Commercial Real Estate Line of Credit	—	—	—	—	1,916,705	1,916,705	—
Construction and Land Development Loans	—	—	323,849	323,849	26,215,452	26,539,301	—
Real Estate Loans – One to Four Family	—	53,654	579,233	632,887	2,483,810	3,116,697	—

Total	$1,687,206	$1,606,944	$3,800,769	$7,094,919	$79,502,858	$86,597,777	$358,876

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Credit Quality (continued)

Generally, the accrual of interest on a loan is discontinued when principal or interest payments become more than 90 days past due, unless management believes the loan is adequately collateralized and it is in the process of collection. However, in certain instances, when a loan is placed on nonaccrual status, previously accrued but unpaid interest is reversed against current income. Subsequent collections of cash are applied as principal reductions when received, except when the ultimate collectability of principal is probable, in which case interest payments are credited to income. Nonaccrual loans may be restored to accrual status when principal and interest become current and full repayment is expected. The following table provides information as of December 31, 2011 and 2010, with respect to loans on nonaccrual status, by portfolio type:

	2011	2010
	Nonaccrual Loans	Nonaccrual Loans

Commercial and Industrial	$762,181	$2,045,754
SBA Loans	2,764,695	4,114,524
Commercial Real Estate	3,275,500	—
Commercial Real Estate Line of Credit		591,705
Construction and Land Development	345,000	784,979
Real Estate Loans – Residential	98,384	680,014

Total	$7,245,760	$8,216,976

Of the nonaccrual loans above, $2,557,000 and $3,442,000, respectively, was guaranteed by the U.S. Government at December 31, 2011 and 2010, respectively.

The Company classifies its loan portfolios using internal credit quality ratings, as discussed above under Allowance for Loan and Losses. The following table provides a summary of loans by portfolio type and the Company’s internal credit quality ratings as of December 31, 2011 and 2010.

December 31, 2011

	Commercial and Industrial	SBA Loans	Commercial Real Estate	Commercial Real Estate Line of Credit	Construction and Land Development	Real Estate Loans – Residential	Total

Pass	$13,447,140	$20,553,365	$5,114,975	$2,784,586	$14,685,242	$2,403,670	$58,988,978

Special Mention	913,340	—	1,105,960	—	—	—	2,019,300

Substandard	3,964,597	1,275,883	3,768,858	—	345,000	320,895	9,675,233

Doubtful	—	—	—	—	—	—	—

Total	$18,325,077	$21,829,248	$9,989,793	$2,784,586	$15,030,242	$2,724,565	$70,683,511

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Credit Quality (continued)

December 31, 2010:

	Commercial and Industrial	SBA Loans	Commercial Real Estate	Commercial Real Estate Line of Credit	Construction and Land Development	Real Estate Loans - Residential	Total

Pass	$16,835,105	$19,917,603	$5,857,611	$1,325,000	$23,624,440	$2,483,810	$70,043,569

Special Mention	1,576,888	55,091	1,260,496	—	2,169,441	—	5,061,916

Substandard	4,432,263	4,867,483	33,941	591,705	745,419	632,887	11,303,698

Doubtful	188,594	—	—	—	—	—	188,594

Total	$23,032,850	$24,840,177	$7,152,048	$1,916,705	$26,539,300	$3,116,697	$86,597,777

Impaired Loans

The Company’s policy is to consider a loan impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. No allowance is required on an impaired loan when the discounted cash flows, collateral value or market price equals or exceeds the recorded investment in the loan. This typically occurs when the impaired loans have been partially charged-off and/or there have been interest payments received and applied to the loan balance. Evaluation of a loan’s impairment is based on the present value of expected cash flows or the fair value of the collateral, if the loan is collateral dependent.

The following table sets forth information regarding nonaccrual loans and restructured loans at December 31, 2011 and 2010.

	2011	2010

Impaired Loans:
Nonaccruing loans	$1,039,195	$5,108,726
Nonaccruing restructured loans	6,206,565	3,108,250
Accruing restructured loans	1,342,619	3,236,240
Accruing impaired loans	—	433,248

Total Impaired Loans	$8,588,379	$11,886,464

Impaired loans less than 90 days delinquent and included in total impaired loans	$7,502,701	$8,808,749

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

4. LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)

Impaired Loans (continued)

The table below contains additional information with respect to impaired loans with the related allowance recorded by portfolio type, for the years ended December 31, 2011 and 2010.

December 31, 2011

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized

Commercial and Industrial	$1,420,572	$2,011,358	$12,740	$3,271,973	$190,260

SBA Loans	3,321,523	5,324,911	26,064	5,755,842	29,502

Commercial Real Estate	3,275,500	3,799,710	251,160	206,756	—

Commercial Real Estate Line of Credit	—	—	—	—	—

Construction and Land Development	345,000	345,000	—	362,720	—

Real Estate Loans – Residential	225,784	677,862	15,034	330,264	5,610

Grand Total	$8,588,379	$12,158,841	$304,998	$9,927,555	$225,372

December 31, 2010

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized

Commercial and Industrial	$4,306,344	$8,815,548	$—	$2,594,536	$130,000

SBA Loans	4,747,521	6,138,272	—	3,130,913	69,515

Commercial Real Estate	775,900	976,930	—	587,925	42,369

Commercial Real Estate Line of Credit	591,705	591,705	—	493,088	—

Construction and Land Development	784,979	1,306,930	—	860,322	—

Real Estate Loans – Residential	680,015	876,476	—	661,715	—

Grand Total	$11,886,464	$18,705,861	$—	$8,328,499	$241,884

For loans evaluated for impairment, when the discounted cash flows, collateral value or market price equals or exceeds the recorded investment in the loan, then the loan does not require an allowance. This typically occurs when the impaired loans have been partially charged-off and/or there have been interest payments received and applied to the loan balance.

In addition to its allowance for loan losses, the Company maintained an allowance for unfunded commercial real estate loan commitments on its existing loans. This allowance totaled $99,919 and $17,200 as of December 31, 2011 and 2010, respectively.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

5. RISK MANAGEMENT AND DERIVATIVE INSTRUMENTS

The Company originates residential real estate mortgage loans and generates revenues from the origination and sale of these loans. Although management closely monitors market conditions, such activities are sensitive to fluctuations in prevailing interest rates and real estate markets. During the last 12 months, approximately 72% of all properties securing loans held for sale are located in California. A change in the underlying economic conditions of the California residential real estate market could have an adverse impact on the Company’s operations.

The Bank uses derivative instruments and other risk management techniques to reduce its exposure to adverse fluctuations in interest rates in accordance with its risk management policy as determined by its Board of Directors. The Bank utilizes forward contracts and investor commitments to economically hedge mortgage banking products and from time to time, interest rate swaps as hedges against certain liabilities.

In connection with mortgage banking activities, if interest rates increase, the value of the Bank’s loan commitments to borrowers and fixed rate mortgage loans held-for-sale are adversely impacted. The Bank attempts to economically hedge the risk of the overall change in the fair value of loan commitments to borrowers and mortgage loans held for sale by selling forward contracts on securities of GSEs and by entering into interest rate lock commitments (“IRLCs”) with investors in loans underwritten according to investor guidelines.

Forward contracts on securities of GSEs and loan commitments to borrowers are non- designated derivative instruments and the gains and losses resulting from these derivative instruments are included in other operating expense in the accompanying consolidated statements of operations. At December 31, 2011 and 2010, the resulting derivative assets of approximately $1,710,000 and $1,160,000, respectively, and liabilities of $1,233,000 and $435,000, respectively, are included in other assets and accounts payable and accrued liabilities on the accompanying consolidated balance sheets related to loan commitments and forward contracts. At December 31, 2011 and 2010, the Bank had outstanding forward commitments totaling $60,000,000 and $53,000,000, respectively. At December 31, 2011 and 2010, the Mortgage Division was committed to fund loans for borrowers of approximately $53,000,000 and $50,000,000, respectively. The notional amount of forward contracts was approximately $99,000,000 and $53,000,000 as of December 31, 2011 and 2010, respectively.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

6. PREMISES AND EQUIPMENT

The major classes of premises and equipment at December 31, 2011 and 2010 are as follows:

	2011	2010

Furniture and fixtures	$1,406,268	$1,884,891
Computers and equipment	1,184,292	2,100,344
Leasehold improvements	673,249	673,249

	3,263,809	4,658,484
Less accumulated depreciation and amortization	(2,417,050)	(3,991,794)

	$846,759	$666,690

The amount of depreciation and amortization included in occupancy and equipment expense was $196,000 and $193,000 for the years ended December 31, 2011 and 2010, respectively.

7. SERVICING RIGHTS

The Company retains mortgage servicing rights (“MSRs”) from certain of its sales of residential mortgage loans. MSRs on residential mortgage loans are reported at fair value. Income earned by the Company on its MSRs is derived primarily from contractually specified mortgage servicing fees and late fees, net of curtailment costs. Such income earned for the years ended December 31, 2011 and 2010 were $44,000 and $60,000, respectively. These amounts are reported in loan servicing income in the consolidated statements of operations. The Bank’s Commercial Division retains servicing rights in connection with its SBA loan operations. At December 31, 2011 and 2010, servicing rights are comprised of the following:

	2011	2010

Mortgage servicing rights	$623,654	$400,606
SBA servicing rights	133,641	177,971

	$757,295	$578,577

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

7. SERVICING RIGHTS (continued)

Mortgage Servicing Rights

As of December 31, 2011 and 2010, the total unpaid principal balance of MSRs was $82.3 million and $38.2 million, respectively. The following is a summary of the key characteristics, inputs and economic assumptions used to estimate the fair value of the Company’s MSRs as of December 31, 2011 and 2010:

	2011	2010

Fair value of retained MSRs	$623,654	$401,000
Decay (prepayment/default)	18.27%	11.65%
Discount rate	10.00%	10.00%
Weighted-average life (in years)	4.57	6.63

Mortgage Servicing Rights:	2011	2010

Balance – beginning of year	$400,606	$—
Additions	472,527	347,579
Disposals	(30,244)	(7,313)
Changes in fair value resulting from valuation inputs or assumptions	(156,519)	79,578
Other	(62,716)	(19,238)

Balance – end of year	$623,654	$400,606

SBA Servicing Rights

The Company used a 15% discount rate to calculate the present value of cash flows and an estimated prepayment speed based on prepayment data available. Discount rates and prepayment speed are reviewed quarterly and adjusted as appropriate.

SBA Servicing Rights:	2011	2010

Balance – beginning of year	$177,971	$226,965
Additions	—	—
Amortization, including prepayments	(44,330)	(48,994)

Balance – end of year	$133,641	$177,971

Interest-Only Strip:

Balance – beginning of year	$42,773	$50,099
Additions	—	—
Amortization, including prepayments	(10,853)	(7,326)

Balance – end of year	$31,920	$42,773

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

7. SERVICING RIGHTS (continued)

SBA Servicing Rights (continued)

There was no valuation allowance as of December 31, 2011 and 2010 for SBA servicing rights or the I/O strips.

8. OTHER REAL ESTATE OWNED

As of December 31, 2011, the Company’s OREO properties was comprised of six single family residences, one construction and land development property, and two commercial real estate properties totaling approximately $2.8 million, net of a valuation allowance. This compares to approximately $2.2 million, net of a valuation allowance at December 31, 2010. The Company disposed of seven properties totaling approximately $3.5 million during 2011. During 2010, the Bank disposed of twenty-three properties totaling approximately $8.3 million.

Activity in OREO is summarized as follows as of December 31, 2011 and 2010:

	2011	2010

Balance, beginning of year	$3,206,863	$10,009,517
Additions	4,349,832	1,550,638
Dispositions	(3,556,250)	(8,353,292)

	4,000,445	3,206,863
Valuation allowance	(1,169,045)	(1,045,809)

Balance, end of year	$2,831,400	$2,161,054

Transactions in the valuation allowance are summarized as follows as of December 31, 2011 and 2010:

	2011	2010

Beginning of year	$(1,045,809)	$(1,542,072)
Additions charged to expense	(689,926)	(670,634)
Charge-offs	566,690	1,166,897

End of year	$(1,169,045)	$(1,045,809)

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

9. DEPOSITS

Deposits are comprised of the following balances as of December 31, 2011 and 2010:

	2011	2010

Noninterest bearing accounts	$21,454,591	$19,898,617
Interest bearing accounts:
NOW	1,223,449	1,533,271
Money market	37,172,859	25,110,856
Savings	6,524,469	5,557,928
Certificates of deposit	106,867,753	111,689,934

	$173,243,121	$163,790,606

At December 31, 2011, the scheduled maturities of time deposits of $100,000 or more are as follows:

Within one year	$50,353,594
Over one year through three years	4,010,177
Over three years	101,981

$54,465,752

10. FHLB STOCK AND ADVANCES

The Bank is a member of the Federal Home Loan Bank of San Francisco (“FHLB”) which allows access to low-cost funding to members that are federally insured depository institutions and insurance companies headquartered in Arizona, California and Nevada. Members have a minimum FHLB stock requirement based on each bank’s asset size. At December 31, 2011 and 2010, the Bank has invested approximately $697,000 and $689,000, respectively, in FHLB shares of stock and has on deposit at the FHLB an additional $7,000 and $13,000, respectively.

At December 31, 2011 and 2010, the Bank had no advances from FHLB. At December 31, 2011 and 2010, the Bank had a total borrowing capacity based on collateral pledged of approximately $2,900,000 and $3,200,000, respectively.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

11. EARNINGS (LOSS) PER SHARE (“EPS”)

Basic EPS excludes dilution and is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted to common stock that would then share in our earnings. There were no outstanding stock options or other contracts to issue common stock at December 31, 2011 and 2010.

12. RELATED PARTY TRANSACTIONS

The Bank and an affiliated company share common benefit plans. During 2011 and 2010, each company paid for their related expense directly to the provider. There were no amounts due to the affiliated company at December 31, 2011 and 2010. During 2011 and 2010, all common benefit plans, except the 401k plan (see Note 15), were segregated into separate independent plans for each Company.

As of December 31, 2011 and 2010, total deposits from affiliated companies were approximately $40,000 and $64,000, respectively. There were no shared services or loans between the bank and the affiliated company as of December 31, 2011 and 2010.

The Bank leases space in an office building from an affiliated company on a month-to-month basis. The related total rent expense, including amounts for utilities and maintenance was approximately $504,000 and $444,000, respectively, for the years ended December 31, 2011 and 2010.

13. INCOME TAXES

The income taxes for the year ended December 31, 2011 and 2010 are as follows:

	2011	2010

Current
Federal	$—	$684,446
State	17,767	120,783

	17,767	805,229

Deferred
Federal	2,786,404	(96,529)
State	491,718	(17,046)

	3,278,122	(113,575)

	$3,295,889	$691,654

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

13. INCOME TAXES (continued)

The Bank recorded income taxes payable of approximately $9,098 and $27,358, respectively, at December 31, 2011 and 2010. A reconciliation of income taxes to the expected statutory federal corporate income taxes for December 31, 2011 and 2010 follows:

	2011		2010
	Amount	Percent	Amount	Percent

Expected income taxes at statutory rate	$(1,686,435)	34.00%	$327,008	34.00%
State tax, net of federal income tax benefit	(322,407)	6.50%	62,512	6.50%
Meals and entertainment	4,557	(0.10%)	2,351	0.24%
Club dues	—	—	15,980	1.66%
Write-off goodwill	156,132	(3.15%)	—	—
Change in valuation allowance	5,247,718	(105.80%)	225,613	23.46%
Penalties	53,940	1.09%	9,833	1.02%
Other	(157,616)	3.18%	48,357	5.03%

	$3,295,889	(66.45%)	$691,654	71.91%

The Company is subject to taxation in the US and various states. The company’s tax years for 2008 through 2011 are subject to examination by the taxing authorities. With few exceptions, the Company is no longer subject to U.S. federal, state, local or foreign examinations by taxing authorities for years before 2007.

The components of the net deferred tax asset at December 31, 2011 and 2010 are as follows:

	2011	2010
Deferred tax assets:
Foreclosure reserve/other	$866,479	$468,217
Depreciation	5,871	—
Allowance for loan losses	43,334	778,191
Accrued expenses	716,380	593,979
Net operating loss carry forward	3,880,898	1,695,096
Market value of investments	—	39,667
State taxes	17,743	—

	$5,530,705	$3,575,150

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

13. INCOME TAXES (continued)

	2011	2010
Deferred tax liabilities:
Depreciation	—	(3,941)
Core deposit intangible	(15,949)	(58,763)
Mortgage servicing rights	(306,704)	(234,324)
Other	39,666	—

	(282,987)	(297,028)

Net deferred tax asset	5,247,718	3,278,122
Less valuation allowance	(5,247,718)	—

Net deferred tax asset after allowance	$—	$3,278,122

Management believes that it is more likely than not that the results of future operations will not generate sufficient taxable income to realize deferred tax assets. The Bank has a federal net operating loss carry forward of approximately $7,902,121 and $2,885,656 for December 31, 2011 and 2010, respectively, which expires through 2031. In addition, the Bank has a net operating loss carry forward of approximately $18,371,958 and $10,984,203 as of December 31, 2011 and 2010, respectively, for state franchise tax purposes which expires through 2031. During 2002, the Bank had an “ownership change”, as defined under Internal Revenue Code Section 382. Under Section 382, which has also been adopted under California law, if during any three-year period there is more than a 50% change in ownership of the Bank, then the future use of any pre change net operating losses or built-in losses of the Bank would be subject to an annual percentage limitation based on the value of the Bank at the ownership change date. The remaining pre change net operating loss is $2,490,309, which is subject to an annual limitation under Section 382 of approximately $188,000.

The Bank entered into a Tax Allocation Agreement with the Holding Company whereby the Bank’s federal, state and local tax liability is calculated as if the Bank had filed a separate consolidated return with the applicable taxing authority. Net payments made to the Holding Company under the Tax Allocation Agreement were $0 and $1,600 for 2011 and 2010, respectively.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

14. COMMITMENTS AND CONTINGENCIES

Mortgage Loan Repurchase Obligations

In the ordinary course of business, as loans held for sale are sold, the Bank makes standard industry representations and warranties about the loans. The Bank may have to subsequently repurchase certain loans or reimburse certain investor losses due to defects that occurred in the origination of the loans. Such defects include documentation or underwriting errors. In addition, certain investor contracts require the Bank to repurchase loans from previous whole loan sales transactions that experience early payment defaults. If there are no such defects or early payment defaults, the Bank has no commitment to repurchase loans that it has sold. During 2011 and 2010, the Bank reimbursed investors approximately $1,880,000 and $1,890,000, respectively, for losses. In 2011 and 2010, the Bank has not repurchased any loans. The Bank maintains a reserve for the estimated losses expected to be realized when the repurchased loans are sold; this reserve is included in other liabilities and totaled approximately $2,139,000 and $1,536,000 as of December 31, 2011 and 2010, respectively. This reserve is based upon the expected future repurchase trends for loans already sold in whole loan sale transactions and the expected valuation of such loans when repurchased, and include first and second trust deed loans. At the point the loans are repurchased, the associated reserves are transferred to the allowance for loan losses. At the point when reimbursements are made directly to the investor, the repurchase reserve is charged for the losses incurred. Provisions for the repurchase reserve are charged against gain on sale of loans.

Leases

The Bank leases certain facilities and equipment under various noncancelable operating leases. Rent expense for the years ended December 31, 2011 and 2010 was approximately $2,033,000 and $1,968,000, respectively.

Future annual minimum noncancelable lease commitments are as follows:

2012	$621,036
2013	97,480
2014 and beyond	—

Total	$718,516

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

14. COMMITMENTS AND CONTINGENCIES (continued)

Financial Instruments with Off Balance Sheet Risk

In order to meet the financing needs of its customers in the normal course of business, the Bank is party to financial instruments with off balance sheet risk. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the accompanying financial statements. At December 31, 2011 and 2010, the Bank was committed to fund certain loans approximating $58,000,000 and $57,000,000, respectively, of which $53,000,000 and $50,000,000, respectively, pertained to the Mortgage Division. The contractual amounts of credit related financial instruments such as commitments to extend credit and letters of credit represent the amounts of potential loss should the contract be fully drawn upon, the customer defaults, and the value of any existing collateral decreases.

The Bank uses the same credit policies in making commitments and conditional obligations as it does for on balance sheet instruments. Commitments generally have fixed expiration dates; however, since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management’s credit evaluation of the counter party. Collateral held varies, but may include accounts receivable, inventory, property, plant, and equipment, residential real estate and income producing commercial properties.

Unsecured Borrowings

There was one unsecured borrowing line of credit at December 31, 2011. The available credit amount is $1,690,000. There were no unsecured borrowing lines of credit at December 31, 2010.

15. EMPLOYEE BENEFIT PLAN

The Bank and an affiliates company have a 401(k) plan that covers substantially all full-time employees. The plan is administered by an unaffiliated third party. It permits voluntary contributions by employees, a portion of which are matched by the Bank. The Bank’s expenses relating to its contributions to the 401(k) plan for the years ended December 31, 2011 and 2010 were approximately $98,000 and $105,000, respectively.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

16. REGULATORY MATTERS AND CAPITAL

The Bank is subject to regulation by the FDIC and the DFI. As of December 31, 2011 and 2010, based on such regulations, the Bank is categorized as “well capitalized.” To be categorized as “well capitalized,” the Bank must maintain minimum total capital to risk weighted assets, Tier I capital to risk weighted assets, and Tier I capital to average assets as set forth in the following tables and must not currently be under a regulatory agreement or order (dollars in thousands) as of December 31, 2011 and 2010:

	2011
	Actual		Required To Be Well Capitalized
	Amount	Percent	Amount	Percent

Total capital to risk weighted assets	$22,728	22.92%	$9,915	10.00%
Tier I capital to risk weighted assets	$21,466	21.65%	$5,949	6.00%
Tier I capital to average assets	$21,466	11.89%	$9,028	5.00%

	2010
	Actual		Required To Be Well Capitalized
	Amount	Percent	Amount	Percent

Total capital to risk weighted assets	$28,237	31.18%	$9,057	10.00%
Tier I capital to risk weighted assets	$27,073	29.89%	$5,433	6.00%
Tier I capital to average assets	$27,073	13.54%	$10,005	5.00%

As discussed in Note 1 to the consolidated financial statements, the Bank is currently operating under a Consent Order from the FDIC and DFI. One of the provisions requires the Bank to maintain its Tier 1 capital in an amount to ensure that the Bank’s leverage ratio equals or exceeds 10%.

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value hierarchy under GAAP describes three levels of inputs that may be used to measure fair value as follows:

Level 1 –	Quoted prices in active markets for identical assets or liabilities.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Level 2 –	Directly or indirectly observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves observable at commonly quoted intervals, volatilities, prepayment speeds, loss severities, credit risks, and default rates); or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 –	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities would include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Items Measured at Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis at December 31, 2011 and 2010 are summarized below:

		Fair Value Measurement Using
	Fair Value at December 31, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Loans held for sale	$73,267,106	$—	$73,267,106	$—
Securities available-for-sale	79,680	—	79,680	—
Derivative assets	1,709,509	—	—	1,709,509
Servicing rights-Other	133,641	—	—	133,641
Servicing rights:
Mortgage	623,654	—	—	623,654
I/O strips receivable	31,920	—	—	31,920

Total	$75,845,510	$—	$73,346,786	$2,498,724

Liabilities
Derivative liabilities	$1,233,433	$—	$—	$1,233,433

Total	$1,233,433	$—	$—	$1,233,433

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Items Measured at Fair Value on a Recurring Basis (continued)

		Fair Value Measurement Using
	Fair Value at December 31, 2010	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Loans held for sale	$41,414,437	$—	$41,414,437	$—
Securities available-for-sale	90,885	—	90,885	—
Derivative assets	1,159,828	—	143,083	1,016,745
Servicing rights-Other	177,971	—	—	177,971
Servicing rights:
Mortgage	400,606	—	—	400,606
I/O strips receivable	42,773	—	—	42,773

Total	$43,286,500	$—	$41,648,405	$1,638,095

Liabilities
Derivative liabilities	$434,831	$—	$—	$434,831

Total	$434,831	$—	$—	$434,831

The valuation techniques used to measure fair value for the items in the table above are as follows:

•

Loans held-for-sale – At January 1, 2008, the Bank elected the fair value option for its loans held for sale. The fair value of loans held for sale is based on its commitments from investors as well as what secondary markets are currently offering for portfolios with similar characteristics. Therefore, loans held for sale subjected to recurring fair value adjustments are classified as Level 2.

•	Securities available-for-sale – The Bank measures fair value of equity securities by using quoted market prices for similar securities or dealer quotes, a Level 2 measurement.

•

Derivative assets and liabilities – This amount relates to interest rate lock commitments on mortgage loans and forward loan sales that are accounted for as freestanding derivative instruments. Because of the significance of unobservable inputs (such as the probability of funding) to the overall value of these instruments, the Bank’s interest rate lock commitments are classified as Level 3. The input value assigned to forward loan sales are classified as Level 2.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Items Measured at Fair Value on a Recurring Basis (continued)

•

Servicing rights-other – The fair value of servicing rights related to non mortgage loans serviced for others is determined by an internal model developed by management that calculates the present value of the expected net servicing income from the portfolio. Because of the significance of unobservable inputs, these servicing rights are classified as Level 3.

•

Servicing rights-mortgage – The Bank retains servicing on some of its mortgage loans sold and elected the fair value option for valuation of these mortgage servicing rights. The value is based on a model that calculates the present value of the expected net servicing income from the portfolio. Because of the significance of unobservable inputs, these servicing rights are classified as Level 3.

•

I/O strips receivable – The fair value is determined by discounting future cash flows using discount rates and prepayment assumptions that market participants would use for similar financial instruments. Because of the significance of unobservable inputs, the I/O strips receivable are classified as Level 3.

There were no transfers in or out of Level 3 measurements during the year ended December 31, 2011 and 2010.

Items Measured at Fair Value on a Nonrecurring Basis

From time to time, the Bank is required to measure certain assets at fair value in accordance with GAAP. Generally, these adjustments are the result of loans held for investment that are considered to be impaired. The following presents the fair value measurements of assets recorded at fair value on a nonrecurring basis as of December 31, 2011 and 2010:

	December 31, 2011 Fair Value Measurement Using
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Impaired loans	$8,588,379	$—	$8,588,379	$—

OREO	$2,831,400	$—	$2,831,400	$—

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Items Measured at Fair Value on a Nonrecurring Basis (continued)

	December 31, 2010 Fair Value Measurement Using
	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Impaired loans	$11,886,464	$—	$11,886,464	$—

OREO	$2,161,054	$—	$2,161,054	$—

The valuation techniques used to measure fair value for the items in the table above are as follows:

•

Impaired Loans – Nonrecurring fair value adjustments to loans reflect full or partial write-downs that are based on the loan’s observable market price or current appraised value of the collateral. Loans subjected to nonrecurring fair value adjustments based on the current appraised value of the collateral may be classified as Leve1 2 or Leve1 3 depending on the type of asset and the inputs to the valuation. When appraisals are used to determine impairment, the related loans subjected to nonrecurring fair value adjustments are typically classified as Leve1 2.

•

OREO – OREO is recorded at the lower of its carrying value or its fair value less anticipated disposal cost. Fair value of the OREO is determined by appraisals or independent valuation, which is then adjusted for the cost associated with liquidating the property and are classified as Leve1 2 inputs.

Financial Disclosures about Fair Value of Financial Instruments

GAAP requires disclosure of the estimated fair value of certain financial instruments and the methods and significant assumptions used to estimate their fair values. Certain financial instruments and all nonfinancial instruments are excluded. Accordingly, the fair value disclosures required by GAAP are only indicative of the value of individual financial instruments and should not be considered an indication of the fair value of the Bank.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Financial Disclosures about Fair Value of Financial Instruments (continued)

The following table presents the carrying amount and estimated fair value of certain financial instruments at December 31, 2011 and 2010:

	2011		2010
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value

Financial Assets:
Cash and cash equivalents	$51,305,651	$51,305,651	$63,428,912	$63,428,912
Securities held-to-maturity	77,991	87,908	96,235	106,654
Securities available-for-sale	79,680	79,680	90,885	90,885
Loans held-for-sale	73,267,106	73,267,106	41,414,437	41,414,437
Loans held for investment	67,700,154	66,695,000	82,781,959	77,376,748
Accrued interest receivable	371,083	371,083	546,529	546,529
Servicing rights	757,295	757,295	578,577	578,577
Derivative assets	1,709,509	1,709,509	1,159,828	1,159,828
I/O strips receivable	31,920	31,920	42,773	42,773

Financial Liabilities:
Deposits	$173,243,121	$172,895,328	$163,790,606	$163,236,000
Accrued interest payable	49,314	49,314	70,911	70,911
Derivative liabilities	1,233,433	1,233,433	434,831	434,831

The methods and assumptions that were used to estimate the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or nonrecurring basis are discussed above. The following methods and assumptions were used to estimate the fair value for other financial instruments for which it is practicable to estimate that value:

(a)	Cash and Cash Equivalents

The fair value of cash and cash equivalents, which includes federal funds sold, approximates its carrying value.

(b)	Securities Held-to-Maturity

For investment securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

(c)	Securities available-for-sale

The Bank measures fair value of equity securities by using quoted market prices for similar securities or dealer quotes, a Level 2 measurement.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

17. FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Financial Disclosures about Fair Value of Financial Instruments (continued)

(d)	Loans Held-for-Sale

The fair value of loans held for sale is based on commitments from investors or prevailing market prices. The fair value of a closed loan includes the embedded cash flows that are ultimately realized as servicing value either through retention of the servicing asset or through the sale of a loan on a servicing released basis.

(e)	Loans

The fair value of loans is estimated utilizing discounted cash flow techniques. The analysis takes into account current market rates of return, contractual interest rates, maturities and assumptions regarding expected future cash flows. Within each respective loan grouping, current market rates of return are determined based on quoted prices for similar instruments that are actively traded, adjusted as necessary to reflect the illiquidity of the instrument. This approach requires the use of significant judgment surrounding current market rates of return, liquidity adjustments and the timing and amounts of future cash flows. Fair value adjustments may be recorded on a nonrecurring basis when determined necessary to record a specific reserve against such loans. These specific reserves are typically measured using the fair value of the loan’s collateral, which is based on a current appraisal on the underlying collateral.

(f)	Accrued Interest Receivable and Payable

The carrying amounts of these items are a reasonable estimate of their fair value because of the short maturities of these instruments.

(g)	Servicing Rights

The fair value of servicing rights related to loans serviced for others is determined by computing the present value of the expected net servicing income from the portfolio.

(h)	Derivative Assets and Liabilities

Loan commitments that are considered to be derivatives are valued by calculating the change in market value from a commitment date to a measurement date based upon changes in applicable interest rates during the period, adjusted for a fallout factor.

(i)	I/O Strips Receivable

Fair value is determined by discounting future cash flows using discount rates and prepayment assumptions that market participants would use for similar financial instruments.

(j)	Deposits

The fair value of demand deposits, savings deposits, and money market deposits is defined as the amounts payable on demand at year-end. The fair value of fixed maturity certificates of deposit is estimated based on the discounted value of the future cash flows expected to be paid on the deposits.

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

18. INTANGIBLE ASSETS

Included in intangible assets was approximately $459,000 of goodwill and $195,000 of core deposit intangibles resulting from the acquisition of the Bank by Gateway Bancorp in November 2001.

In October 2003, the Bank acquired approximately $50 million of deposits, a small amount of furniture, and assumed an operating lease from another bank. The purchase resulted in core deposit intangibles of approximately $192,000, goodwill of $183,000, an adjustment to the fair value of certain time deposits acquired of $76,000 (included as an adjustment to the balance of deposits), and leasehold improvements and furniture and equipment of $50,000.

During 2011, the Bank wrote-off the remaining balances of core deposit intangibles and goodwill. The decision to write-off the assets was based on a pending transaction to sell the Bank at a price that is significantly below book value.

The activity for intangible assets consisted of the following for the year ended December 31, 2011 and 2010:

	2011	2010
Intangible assets:
Core deposit intangibles beginning balance	$66,236	$631,460
Amortization	(64,519)	(565,224)
Impairment charge	(1,717)	—

	—	66,236
Unamortized intangible assets:
Goodwill	459,213	459,213
Impairment charge	(459,213)	—

	—	459,213

Total intangible assets	$—	$525,449

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

19. PARENT COMPANY ONLY INFORMATION

STATEMENT OF FINANCIAL CONDITION

	2011	2010
ASSETS
Cash and cash equivalents	$320,103	$552,107
Investment in bank subsidiary	21,542,434	29,170,547
Securities available-for-sale (at fair value)	79,680	90,885
Deferred income taxes	—	130,375

Total assets	$21,942,217	$29,943,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued liabilities	$244,486	$51,356

Total liabilities	244,486	51,356

STOCKHOLDERS’ EQUITY
Common stock, no par value; 1,000,000 shares authorized; 9,999 shares issued and outstanding	20,662,476	20,662,476
Retained earnings	1,035,255	9,291,246
Accumulated other comprehensive loss	—	(61,164)

Total stockholders’ equity	21,697,731	29,892,558

Total liabilities and stockholders’ equity	$21,942,217	$29,943,914

STATEMENT OF OPERATIONS

	2011	2010

INTEREST INCOME
Federal funds sold and investments	$1,607	$549

INTEREST INCOME	1,607	549

NONINTEREST INCOME
Equity in undistributed (loss) income of bank subsidiary	(7,628,113)	393,943

Total noninterest income	(7,628,113)	393,943

NONINTEREST EXPENSE
Professional fees	411,738	173,859
Other	86,324	788

Total noninterest expense	498,062	174,647

INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(8,124,568)	219,845

PROVISION (BENEFIT) FOR INCOME TAXES	131,423	(50,325)

NET (LOSS) INCOME	$(8,255,991)	$270,170

GATEWAY BANCORP AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

19. PARENT COMPANY ONLY INFORMATION (continued)

STATEMENTS OF CASH FLOWS

	2011	2010

NET CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(8,255,991)	$270,170
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Equity in net loss (earnings) of subsidiary	7,628,113	(393,943)
Decrease (increase) in income taxes payable	130,376	(77,544)
Increase in other liabilities	193,129	46,790
Decrease (increase) in accumulated other comprehensive loss	61,164	(37,523)
Decrease in Investment	11,205	64,740

Net cash flows provided by (used in) operating activities	8,023,987	(397,480)

Net decrease in cash	(232,004)	(127,310)

CASH – beginning of year	552,107	679,417

CASH – end of year	$320,103	$552,107

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